Exhibit 99.1
Earthstone Energy, Inc. Reports First Quarter 2019 Financial Results

The Woodlands, Texas, May 6, 2019 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Average daily production of 11,209 Boepd(1)

◦	Increased by 7% from the fourth quarter of 2018

◦	Increased by 16% from the first quarter of 2018

•	Revenues of $40.7 million

◦	Flat as compared to the fourth quarter of 2018, resulting from increased production, offset by decreased oil prices

◦	Flat as compared to the first quarter of 2018, resulting from increased production, offset by decreased oil prices

•	Adjusted EBITDAX(2) of $32.4 million

◦	Increased by 35% from the fourth quarter of 2018, primarily resulting from increased cash hedge settlements in the current year period

◦	Increased by 28% from the first quarter of 2018, primarily resulting from increased cash hedge settlements in the current year period

•	Net loss of $38.4 million, which includes a net loss on derivative contracts of $47.9 million

◦	Compared to net income of $81.0 million in the fourth quarter of 2018, which includes a net gain on derivative contracts of $94.6 million

◦	Compared to net income of $12.2 million in the first quarter of 2018, which includes a net loss on derivative contracts of $5.3 million

•	Net loss attributable to Earthstone Energy, Inc. of $17.2 million, or $0.60 per diluted share

◦	Compared to net income attributable to Earthstone Energy, Inc. of $36.1 million, or $1.26 per combined diluted share, in the fourth quarter of 2018

◦	Compared to net income attributable to Earthstone Energy, Inc. of $5.3 million, or $0.19 per combined diluted share, in the first quarter of 2018

•	Capital expenditures of $42.7 million

(1)	Represents reported sales volumes.

(2)	Adjusted EBITDAX is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measure” section below.

Management Comments

Robert J. Anderson, President of Earthstone Energy, Inc., commented, “We continue to be pleased with the results of our Midland Basin drilling program, which is making solid progress at furthering production growth and demonstrating the high quality of our acreage. In the first quarter, we achieved record production and record quarterly adjusted EBITDAX of over $32 million. Although first quarter oil prices were the lowest we have received since the third quarter of 2017, our robust hedge program allowed us to realize an adjusted average oil price of $59.81 per barrel, also contributing to the higher EBITDAX.

“Our leverage continues to remain low with debt of less than one times annualized quarterly Adjusted EBITDAX, and we have significant liquidity to provide for our capital program or growth opportunities while maintaining our low leverage ratio. We remain focused on operational excellence as we evaluate opportunities to increase our scale through acreage additions and trades, as well as accretive acquisitions and merger opportunities.”

Operational Update

Midland Basin - In the Midland Basin, we completed three operated wells in February and March of 2019. In Reagan County, we completed our Malone 1-3 1A well (89% working interest) in the Wolfcamp A with an 11,206-foot lateral. In Upton County, we completed two Ratliff wells (100% working interest) with an average lateral of 10,375 feet from two different target zones in the Wolfcamp B. We commenced drilling in the first quarter on a five well program in Midland County on our Mid-States project (67% working interest). These wells are targeting the Wolfcamp A and B intervals with 10,000-foot laterals. Completions on this project are expected to begin in June.

Non-operated activity in the quarter consisted of completing two wells (50% working interest) in Reagan County and one well in Howard County (35% working interest). We are participating in projects in various stages of drilling and completions across our position in Howard, Martin and Midland counties with interests ranging from 2.6% to 46%.

In the Midland Basin, our total operated and non-operated production in the 2019 first quarter averaged approximately 9,706 Boepd (65% oil).

Eagle Ford - In the Eagle Ford, we have initiated drilling on a seven-well project in southern Gonzales County, Texas (44% working interest). These wells will average approximately 7,000-foot laterals with completions anticipated to begin by the end of the third quarter. Total operated and non-operated production in the first quarter averaged approximately 1,503 Boepd (84% oil).

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended March 31,
	2019	2018
Total Revenues	40,728	40,895

Lease operating expense	6,667	4,657

General and administrative expense (excluding stock-based compensation)	5,058	4,639
Stock-based compensation (non-cash)	2,212	1,940
General and administrative expense	7,270	6,579

Net (loss) income	(38,443)	12,191
Less: Net (loss) income attributable to noncontrolling interest	(21,239)	6,870
Net (loss) income attributable to Earthstone Energy, Inc.	(17,204)	5,321
Net (loss) income per common share(1)
Basic	(0.60)	0.19
Diluted	(0.60)	0.19
Adjusted EBITDAX(2)	32,373	25,293

Production(3):
Oil (MBbls)	678	546
Gas (MMcf)	827	1,044
NGL (MBbls)	193	150
Total (MBoe)(4)	1,009	870
Average Daily Production (Boepd)	11,209	9,664
Average Prices:
Oil ($/Bbl)	52.30	63.07
Gas ($/Mcf)	1.32	2.57
NGL ($/Bbl)	21.66	25.30
Total ($/Boe)	40.37	47.02
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)(5)	59.81	55.11
Gas ($/Mcf)(5)	1.66	2.63
NGL ($/Bbl)	21.66	25.30
Total ($/Boe)(5)	45.69	42.10

(1)	Net (loss) income per common share attributable to Earthstone Energy, Inc.

(2)	See “Reconciliation of Non-GAAP Financial Measure” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE).

(5)	Includes $2.1 million of cash proceeds related to hedges unwound during the first quarter of 2019.

Borrowing Base and Liquidity Update

On May 1, 2019, the borrowing base under our senior secured revolving credit facility was increased from $275 million to $325 million in connection with its regularly scheduled redetermination.

As of March 31, 2019, we had $0.4 million in cash and $120.8 million of long-term debt outstanding under our credit facility with a borrowing base of $275 million. Adjusting for the recent increase in the borrowing base to $325 million, we had approximately $204.2 million of undrawn borrowing base capacity plus $0.4 million of cash for total liquidity of approximately $205 million.

Capital Expenditures

During the three months ended March 31, 2019, we incurred capital expenditures of approximately $42.7 million, on an accrual basis, primarily consisting of drilling and completion costs.

As previously reported, we established a 2019 capital expenditure budget of $190 million.

Hedging Update

Subsequent to March 31, 2019, we entered into additional hedges consisting of Crude Oil Swaps on 366 MBbls at a price of $59.75/Bbl for 2020 and WTI Midland Argus Crude Basis Swaps on 366 MBbls at a price of $0.25/Bbl for 2020.

The following tables set forth our outstanding derivative contracts as of May 1, 2019 and March 31, 2019. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of May 1, 2019:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q2 - Q4 2019	Crude Oil	1,769,100	$65.60
Q1 - Q4 2020	Crude Oil	1,830,000	$64.65
Q2 - Q4 2019	Crude Oil Basis Swap(1)	1,512,500	$(5.29)
Q2 - Q4 2019	Crude Oil (Basis Swap)(2)	275,000	$4.50
Q1 - Q4 2020	Crude Oil Basis Swap(1)	1,830,000	$(2.14)
Q2 - Q4 2019	Natural Gas	2,795,500	$2.86
Q1 - Q4 2020	Natural Gas	2,562,000	$2.85
Q2 - Q4 2019	Natural Gas Basis Swap (3)	2,795,500	$(1.14)
Q1 - Q4 2020	Natural Gas Basis Swap (3)	2,562,000	$(1.07)

(1)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between LLS Argus Crude and the WTI NYMEX.

(3)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

As of March 31, 2019:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q2 - Q4 2019	Crude Oil	1,769,100	$65.60
Q1 - Q4 2020	Crude Oil	1,464,000	$65.87
Q2 - Q4 2019	Crude Oil Basis Swap(1)	1,512,500	$(5.29)
Q2 - Q4 2019	Crude Oil (Basis Swap)(2)	275,000	$4.50
Q1 - Q4 2020	Crude Oil Basis Swap(1)	1,464,000	$(2.74)
Q2 - Q4 2019	Natural Gas	2,795,500	$2.86
Q1 - Q4 2020	Natural Gas	2,562,000	$2.85
Q2 - Q4 2019	Natural Gas Basis Swap (3)	2,795,500	$(1.14)
Q1 - Q4 2020	Natural Gas Basis Swap (3)	2,562,000	$(1.07)

(1)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between LLS Argus Crude and the WTI NYMEX.

(3)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Conference Call Details

Earthstone is hosting a conference call on Monday, May 6, 2019 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operational and financial results for the first quarter of 2019 and its outlook for the remainder of 2019. Prepared remarks by Frank A. Lodzinski, Chief Executive Officer, Robert J. Anderson, President, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Monday, May 20, 2019. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13690518.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31,	December 31,
ASSETS	2019	2018
Current assets:
Cash	$426	$376
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	19,433	13,683
Joint interest billings and other, net of allowance of $133 and $134 at March 31, 2019 and December 31, 2018, respectively	19,740	4,166
Derivative asset	6,605	43,888
Prepaid expenses and other current assets	3,679	1,443
Total current assets	49,883	63,556

Oil and gas properties, successful efforts method:
Proved properties	797,964	755,443
Unproved properties	266,289	266,140
Land	5,382	5,382
Total oil and gas properties	1,069,635	1,026,965

Accumulated depreciation, depletion and amortization	(141,077)	(127,256)
Net oil and gas properties	928,558	899,709

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation and amortization of $2,674 and $2,490 at March 31, 2019 and December 31, 2018, respectively	1,380	662
Derivative asset	6,300	21,121
Operating lease right-of-use assets	1,049	—
Other noncurrent assets	1,539	1,640
TOTAL ASSETS	$1,006,329	$1,004,308
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,964	$26,452
Revenues and royalties payable	23,365	28,748
Accrued expenses	21,362	22,406
Asset retirement obligation	494	557
Advances	1,293	3,174
Derivative liability	2,204	528
Operating lease liabilities	658	—
Finance lease liabilities	354	—
Total current liabilities	78,694	81,865

Noncurrent liabilities:
Long-term debt	120,825	78,828
Deferred tax liability	13,029	13,489
Asset retirement obligation	1,748	1,672
Derivative liability	1,367	1,891
Operating lease liabilities	442	—

Finance lease liabilities	193	—
Other noncurrent liabilities	—	71
Total noncurrent liabilities	137,604	95,951

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 28,862,461 issued and outstanding at March 31, 2019 and 28,696,321 issued and outstanding at December 31, 2018	29	29
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,452,178 issued and outstanding at March 31, 2019 and December 31, 2018	35	35
Additional paid-in capital	518,889	517,073
Accumulated deficit	(199,634)	(182,497)
Total Earthstone Energy, Inc. equity	319,319	334,640
Noncontrolling interest	470,712	491,852
Total equity	790,031	826,492

TOTAL LIABILITIES AND EQUITY	$1,006,329	$1,004,308

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
REVENUES
Oil	$35,447	$34,417
Natural gas	1,094	2,684
Natural gas liquids	4,187	3,794
Total revenues	40,728	40,895

OPERATING COSTS AND EXPENSES
Lease operating expense	6,667	4,657
Severance taxes	1,988	2,037
Depreciation, depletion and amortization	14,005	9,708
General and administrative expense	7,270	6,579
Transaction costs	175	—
Accretion of asset retirement obligation	54	41
Total operating costs and expenses	30,159	23,022

(Loss) gain on sale of oil and gas properties	(125)	449

Income from operations	10,444	18,322

OTHER INCOME (EXPENSE)
Interest expense, net	(1,449)	(613)
Loss on derivative contracts, net	(47,894)	(5,275)
Other income (expense), net	(4)	6
Total other income (expense)	(49,347)	(5,882)

(Loss) income before income taxes	(38,903)	12,440
Income tax benefit (expense)	460	(249)
Net (loss) income	(38,443)	12,191

Less: Net (loss) income attributable to noncontrolling interest	(21,239)	6,870

Net (loss) income attributable to Earthstone Energy, Inc.	$(17,204)	$5,321

Net (loss) income per common share attributable to Earthstone Energy, Inc.:
Basic	$(0.60)	$0.19
Diluted	$(0.60)	$0.19

Weighted average common shares outstanding:
Basic	28,719,542	27,783,805
Diluted	28,719,542	27,911,924

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(38,443)	$12,191
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	14,005	9,708
Accretion of asset retirement obligations	54	41
Settlement of asset retirement obligations	(62)	(52)
Loss (gain) on sale of oil and gas properties	125	(449)
Total loss on derivative contracts, net	47,894	5,275
Operating portion of net cash received (paid) in settlement of derivative contracts	5,362	(4,275)
Stock-based compensation	2,212	1,940
Deferred income taxes	(460)	249
Amortization of deferred financing costs	103	69
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(6,811)	737
(Increase) decrease in prepaid expenses and other current assets	(2,236)	(314)
Increase (decrease) in accounts payable and accrued expenses	(7,427)	(17,611)
Increase (decrease) in revenues and royalties payable	(5,383)	8,595
Increase (decrease) in advances	(1,882)	662
Net cash provided by operating activities	7,051	16,766
Cash flows from investing activities:
Additions to oil and gas properties	(48,412)	(33,372)
Additions to office and other equipment	(75)	(15)
Proceeds from sales of oil and gas properties	—	195
Net cash used in investing activities	(48,487)	(33,192)
Cash flows from financing activities:
Proceeds from borrowings	85,244	20,000
Repayments of borrowings	(43,247)	(15,000)
Cash paid related to the exchange and cancellation of Class A Common Stock	(397)	(468)
Cash paid for finance leases	(114)	—
Deferred financing costs	—	(3)
Net cash provided by financing activities	41,486	4,529
Net increase (decrease) in cash	50	(11,897)
Cash at beginning of period	376	22,955
Cash at end of period	$426	$11,058
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$1,255	$383
Non-cash investing and financing activities:
Accrued capital expenditures	$17,040	$8,967
Lease asset additions - ASC 842	$1,801	$—
Asset retirement obligations	$21	$(181)

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measure
Unaudited

I. Adjusted EBITDAX

The non-GAAP financial measures of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net (loss) income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties; unrealized loss on derivatives; stock-based compensation; and income tax (benefit) expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended March 31,
	2019	2018
Net (loss) income	(38,443)	12,191
Accretion of asset retirement obligations	54	41
Depletion, depreciation and amortization	14,005	9,708
Interest expense, net	1,449	613
Transaction costs	175	—
Loss (gain) on sale of oil and gas properties	125	(449)
Unrealized loss on derivative contracts	53,256	1,000
Stock based compensation (non-cash)(1)	2,212	1,940
Income tax (benefit) expense	(460)	249
Adjusted EBITDAX	32,373	25,293

(1)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.